                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 105 to the Registration Statement (Form N-1A) (No. 2-13017) of Delaware Group Decatur Fund, Inc. -- Decatur Total Return Fund and Decatur Income Fund of our report dated January 5, 1996, included in the 1995 Annual Report to Shareholders of Delaware Group Decatur Fund, Inc. -- Decatur Total Return Fund and Decatur Income Fund.


                                                   /s/ ERNST & YOUNG LLP
                                                   ---------------------
                                                   Ernst & Young LLP
Philadelphia, Pennsylvania
January 25, 1996


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                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Decatur Fund, Inc. -- Decatur Income Fund
Delaware Group Decatur Fund, Inc. -- Decatur Total Return Fund

We have audited the accompanying statements of net assets of Delaware Group Decatur Fund, Inc. -- Decatur Income Fund and Delaware Group Decatur Fund, Inc. -- Decatur Total Return Fund, as of November 30, 1995, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Decatur Fund, Inc. -- Decatur Income Fund and Delaware Group Decatur Fund, Inc. -- Decatur Total Return Fund at November 30, 1995, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles.


                                        /s/  ERNST & YOUNG LLP
                                        ----------------------------------
                                        Ernst & Young LLP


Philadelphia, Pennsylvania
January 5, 1996